Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated October 9, 1998 and Form S-8 dated August 19, 2003 pertaining to the 1997 Stock Incentive Plan of Central European Distribution Corporation and Form S-3 dated April 23, 2003 pertaining to the common stock issued by Central European Distribution Corporation in private placement of our report dated March 14, 2003 relating to the financial statements of Central European Distribution Corporation included in the Form 10-K for the year ended December 31, 2003.

Ernst & Young Audit Sp. Z o.o.

Warsaw, Poland

March 11, 2004

Opinion of Independent Auditor

To the Board of Directors and Shareholders

of Central European Distribution Corporation

We have audited the accompanying consolidated balance sheet of Central European Distribution Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2002, appearing on pages 36 through 39 of the Central European Distribution Corporation’s 2003 Annual Report to Shareholders which has been included in this Form 10-K. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We have not audited the consolidated financial statements of Central European Distribution Corporation and subsidiaries for any period subsequent to December 31, 2002.

We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Central European Distribution Corporation and subsidiaries at December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

March 14, 2003

Ernst & Young Audit Sp. Z o.o.

2